SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8 K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 16, 2001

Commission file number 0-24886

Acrodyne Communications, Inc..

(Exact name of Registrant as specified in its charter)

Delaware	11-3067564
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10706 Beaver Dam Road, Cockeysville, Maryland	21030
(Address of principal executive offices)	(Zip Code)

(410) 568-1629

(Registrant’s telephone number, including area code)

Item 4(a).                Changes in Registrant’s Certifying Accountant

This is an amendment to an 8k filed November 16,2001 regarding a change in accountants.

On November 16, 2001, Acrodyne Communications, Inc. (the “Company”) appointed Grant Thornton LLP (“Grant Thornton”) to replace Arthur Andersen LLP (“Andersen”) as the Company’s independent accounting firm.  Accordingly, Grant Thornton will examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2001.

Regulation S-K Item 304(a)(1) Disclosures.

Item 304 (a)(1)(i).  The Company has dismissed Andersen as its independent accounting firm on November  16, 2001.

Item 304 (a)(1)(ii).  Andersen’s audit report on the Company’s financial statements for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  Andersen’s report on the Company’s financial statements for the year ended December 31, 2000 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Item 304(a)(1)(iii).  The decision to change independent accountants had been recommended and approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

Item 304(a)(1)(iv).   During the 2 most recent fiscal years and interim period thru November 16, 2001 there were no disagreements with Andersen on any matter of auditing scope or procedure, accounting principles or practices, or financial statement disclosures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements.  As of November 16,2001, the Company had not filed its 2001 interim period financial statements on Forms 10Q.  Accordingly, Andersen did not perform a review of these financial statements in accordance with the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 71 for such periods.  Also, as disclosed in the Company’s Forms 10Q for 1999 and 2000, the Company concluded that its internal controls for the preparation of interim financial information did not provide an adequate basis for its independent public accountants to complete reviews of the quarterly data in accordance with standards established by the AICPA.

Exhibit 16 — Arthur Andersen letter to the Securities and Exchange Commission commenting on the 8K filed March 19, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2001

Acrodyne Communications, Inc.

By:	/s/ R.E. Woodruff, Jr.

R. E. Woodruff, Jr.
Chief Financial Officer